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                                                               EXHIBIT 99(n)(ii)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Man-Glenwood Lexington Associates Portfolio, LLC on Form N-2 of our report for Man-Glenwood Lexington Associates Portfolio, LLC dated January 21, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to the incorporation by reference of our report on Man-Glenwood Lexington, LLC dated January 21, 2003.

Deloitte & Touche LLP
January 24, 2003